News Release
Euronet Worldwide Headquarters 3500 College Boulevard Leawood, Kansas, 66211 USA 1-913-327-4200	Date: March 10, 2014

Euronet Worldwide Agrees to Acquire HiFX

LEAWOOD, Kansas — March 10, 2014 — Euronet Worldwide, Inc. (NASDAQ: EEFT), a leading global electronic payments provider and distributor, today announced that it has entered into an agreement to acquire U.K.-based HiFX, a fast-growing provider of online initiated international payments and foreign exchange services, for £145 million or approximately $242 million. Twenty-five percent of the purchase price will be paid in shares of Euronet stock and the balance in cash; Euronet’s existing revolving credit facility will be used to fund a portion of the cash consideration.

The acquisition allows Euronet to offer an account-to-account international payment service to high-income individuals and small-to-medium sized businesses, complementing Euronet’s existing consumer-to-consumer money transfer business. HiFX offers affordable exchange rates, market leading security and an innovative multi-channel platform which allows customers to make transfers, track payments and manage their international payment activity online or through a customer service representative. In 2013, HiFX transferred more than $15 billion for customers in the U.K., Australia, New Zealand and Europe.

“HiFX is a fast-growing leader in the cross-border payments sector. Their online presence, affordable rates, and deep knowledge of foreign exchange markets and account-based transfers will complement Ria, our consumer-to-consumer money transfer brand,” stated Michael J. Brown, Chairman and Chief Executive Officer of Euronet Worldwide, Inc. “The acquisition of HiFX gives us access to the 9.9 billion payment transaction market, which is dominated by more traditional financial service providers. The strength of the combined companies will allow both HiFX and Ria to broaden their product offerings, extend their geographic reach, and improve their online platforms, providing clients with a faster, easier to use and more convenient customer experience – in turn, increasing our market share in the fastest growing portion of the international payments space.”

The HiFX management team brings significant foreign currency and account-to-account money transfer knowledge. They delivered approximately $64 million in revenue and $18 million in Adjusted EBITDA in 2013, which have grown at compounded annual growth rates of 10% and 25%, respectively, over the last three years. HiFX will continue to be managed by current CEO, Matthew Knowles, who will report to Juan Bianchi, Managing Director of Euronet’s Money Transfer Segment. Euronet expects to integrate HiFX into its Money Transfer segment and retain HiFX’s 200 employees worldwide.

“Euronet is a truly global e-payments company and we share many common values. Their industry leading money transfer expertise, existing bank relationships, global market entry expertise and strong balance sheet give us enormous scale to realize our ambitions for the business and continue to build a global foreign exchange company based on consistent bank-beating exchange rates, innovative technology and world-class customer service,” said Matthew Knowles, Chief Executive Officer of HiFX.

Euronet expects the acquisition, which is subject to customary regulatory approvals and closing conditions, to close in the second quarter. Euronet estimates that the acquisition will contribute approximately 15 cents to Euronet’s annual cash earnings per share in the first full year under Euronet ownership.

Euronet will host a conference call Tuesday, March 11, 2014, at 8:00 a.m. U.S. Eastern Time to discuss the details of the HiFX acquisition. To listen to the call via telephone, dial 877-303-6313 (USA) or +1-631-813-4734 (non-USA). The conference call will also be available via webcast at http://ir.euronetworldwide.com. Participants should go to the website at least five minutes prior to the event’s scheduled start time to register. A slide presentation will be included in the webcast.

For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event at http://ir.euronetworldwide.com.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, consumer money transfer and bill payment services, and electronic distribution for prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 18,311 ATMs, approximately 68,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 43 countries; card software solutions; a prepaid processing network of approximately 665,000 POS terminals at approximately 294,000 retailer locations in 35 countries; and a consumer-to-consumer money transfer network of approximately 216,000 locations serving 135 countries. With corporate headquarters in Leawood, Kansas, USA, and 52 worldwide offices, Euronet serves clients in approximately 155 countries. For more information, please visit the Company's website at www.euronetworldwide.com.

About HiFX

HiFX is one of the largest and best known international money transfer specialists in the U.K. and Australasia with a reputation for consistently offering highly competitive, bank-beating exchange rates to both private individuals and businesses alike. To date, they have transferred in excess of $165 billion. Established in 1998, HiFX works with over 80,000 private individuals each year and 6,000 corporate clients worldwide. With more reviews than any other currency specialist, HiFX has earned a 5-star ‘excellent’ rating from 5,000+ verified independent Trustpilot reviews. HiFX customers love both the rates and the service they receive and the company has a hard-earned reputation for providing excellent value for money and complete peace of mind.

Security & peace of mind:
• HiFX systems work to 99.999% uptime standards just like the world’s banks ensuring client payments arrive on time every time.
• Automatic notifications via email or SMS keep customers up to date with their transfers every step of the way.
• Advanced anti-fraud safeguards make HiFX a safe, fast way to make international money transfers.

For more information, please visit the HiFX websites at www.hifx.co.uk, www.hifx.co.nz, www.hifx.com.au.

Forward-Looking Statements in this Press Release

Any statements contained in this press release that concern Euronet or its management’s intentions, expectations, or predictions of future performance, including those relating to HiFX, are forward-looking statements. Euronet’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: the parties' ability to satisfy the conditions to the closing of the HiFX acquisition; Euronet’s ability to successfully integrate HiFX after the closing; HiFX’s ability to maintain its growth rates; conditions in world financial markets and general economic conditions, including economic conditions in specific countries or regions; technological developments affecting the market for Euronet's and HiFX’s products and services; the ability of Euronet and HiFX to successfully introduce new products and services; foreign currency exchange rate fluctuations; and changes in laws and regulations affecting Euronet's and HiFX’s business. These risks and other risks are described in Euronet's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting Euronet or the SEC. Any forward-looking statements made in this press release speak only as of the date of this press release. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Euronet regularly posts important information to the investor relations section of its website.

For further information regarding this release, please contact:

Euronet Worldwide, Inc.
Stephanie Taylor
staylor@euronetworldwide.com

(913) 327-4200

HiFX plc.
Mark Bodega
Mark.bodega@hifx.co.uk
+44(0)1753 751776